UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 7, 2012

ZIPREALTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51002	94-3319956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300 Emeryville, CA 94608
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 735-2600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As reported in the Reports on Form 8-K filed on April 9, 2012 and May 8, 2012 by ZipRealty, Inc. (the “Company”), the Company hired Eric L. Mersch as its Senior Vice President, Chief Financial Officer and Chief Accounting Officer effective April 9, 2012, and Franklin V. (Van) Davis as its President, Brokerage Operations effective May 7, 2012, respectively. In connection with those hirings, on June 7, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the grant to Mr. Mersch of an option to purchase 250,000 shares and to Mr. Davis of an option to purchase 180,000 shares of common stock of the Company, in each case at an exercise price equal to $1.36 per share, which was the closing price of the Company’s common stock on the NASDAQ Stock Market on the date of grant. Each option vests as to 25% on the first annual anniversary of such officer’s initial employment, with the remaining 75% of the option to vest ratably on the first date of each month thereafter for the subsequent three-year period. Vesting will be dependent on such officer’s continued service relationship with the Company and will be subject to the terms and conditions set forth in the Company’s 2004 Equity Incentive Plan and the Stock Option Award Agreement between such officer and the Company, the forms of which are filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1(File No. 333-115657) filed with the Securities and Exchange Commission on May 20, 2004, as amended, and as Exhibit 10.3(a) to the Company’s Annual Report on Form 10-K (File No. 000-51002) filed with the Securities and Exchange Commission on March 28, 2005, respectively.

Vesting of each option may be accelerated pursuant to the terms of the standard Change of Control Agreement between the Company and its executives and certain other officers. Under the Change of Control Agreement, in the event such officer’s employment with the Company is terminated without cause (as defined therein), or is constructively terminated (as defined therein), within twelve (12) months following a change of control (as defined therein) of the Company, then 50% of the unvested shares under the option will vest on the date such officer’s employment is terminated. The foregoing summary is subject in its entirety to the provisions of the Change of Control Agreement, the form of which is filed as Exhibit 10.4(a) to the Company’s Annual Report on Form 10-K (File No. 000-51002) filed with the Securities and Exchange Commission on March 9, 2011.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 7, 2012, the Company held its Annual Meeting of Stockholders. At that meeting, the following individuals were elected to the Board of Directors as continuing directors, each to serve for a term of three (3) years:

Director	Votes For	Votes Withheld	Broker Non-votes
Charles C. (Lanny) Baker	13,474,896	138,238	4,904,464
Robert C. Kagle	13,464,194	148,940	4,904,464

Also at that meeting, the following proposal was adopted by the margin indicated:

Proposal	Votes For	Votes Against	Votes Abstained
Ratification of appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012	18,160,514	338,345	18,739

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated: June 11, 2012	By:	/s/ Karen B. Seto
Karen B. Seto
Vice President and Corporate Counsel